                                                                   EXHIBIT 10.11


                                 METROWEST PLACE

                          15 PLEASANT STREET CONNECTOR

                            FRAMINGHAM, MASSACHUSETTS




                                      LEASE

                                     BETWEEN



                       CONSOLIDATED GROUP SERVICE COMPANY
                              LIMITED PARTNERSHIP,

                                   AS LANDLORD



                                       AND




                              GENZYME CORPORATION,

                                    AS TENANT







DATED: NOVEMBER 12, 1998


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                                      LEASE



         THIS LEASE TOGETHER WITH ALL THE EXHIBITS HERETO, is dated as of this 12th day of November, 1998 (the "Execution Date") between the Landlord and the Tenant as identified in Article I below, and this Lease relates to certain Premises in the Building located as indicated in Article I below. The parties hereby agree as follows:


                                I. REFERENCE DATA

         1.1 BASIC TERMS. All references in this Lease to any Exhibit attached hereto are deemed to incorporate herein all the data and provisions stated in such Exhibit, including the attached Rules and Regulations, as they may be changed from time to time in the manner provided in this Lease.

         Each reference in this Lease to any of the following basic terms shall be deemed to have the meanings for that term as stated below in this Article:

LANDLORD:                           Consolidated Group Service
                                    Company Limited Partnership, a
                                    Massachusetts limited partnership

LANDLORD'S ADDRESS:                 c/o Crosspoint Associates, Inc.
                                    217 West Central Street
                                    Natick, Massachusetts 01760
                                    Attn: John W. Hueber and
                                          James F. Carlin, III

TENANT:                             Genzyme Corporation, a
                                    Massachusetts corporation

TENANT'S ADDRESS:                   One Kendall Square
                                    Building 1400
                                    Cambridge, Massachusetts 02139
                                    Attn: Evan M. Lebson
                                          Vice President and Treasurer
TERM
COMMENCEMENT DATE:                  January 1, 1999 or such earlier date as
                                    may be permitted under Section 4.1
                                    hereof.

TERM EXPIRATION DATE:               December 31, 2005 with one five (5)
                                    year option to extend the Term.


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

ANNUAL FIXED RENT:                  As set forth in Section 3.1

ADDITIONAL                          RENT: Tenant shall also pay such additional
                                    rent (as defined in Section 3.1), including without limitation, the Electricity
                                    Component as set forth in Section 3.1 as well as the Tax and Operating Expense
                                    Increases in excess of their respective base amounts as set forth in Sections 8.1 and 9.2.

BUILDING:                           The building located on the parcel of land
                                    consisting of approximately 5.96 acres and which is commonly known as and numbered 15
                                    Pleasant Street Connector, Framingham,
                                    Massachusetts (the "Land"). The Land and the location of the Building thereon are as shown on the Title Insurance Plan of Land in Framingham and Southborough, Massachusetts, dated March 4, 1996, as prepared by Rizzo
                                    Associates, Inc. (the "Site Plan"); however,
                                    Tenant acknowledges that Landlord has
                                    disclosed to Tenant that the parking areas shown on the Site Plan have been restriped and expanded and that certain other minor changes have been made to the site shown on the Site Plan.

TOTAL RENTABLE FLOOR
AREA OF BUILDING:                   92,591 square feet

PREMISES:                           The Building.


PARKING:                            379 parking spaces.

PERMITTED USE:                      General office use, employee cafeteria use
                                    to the extent provided in Section 13.26, and any other uses permitted as of right or by special permit under applicable Framingham and


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                                    Southborough zoning laws if Tenant obtains
                                    such special permit at its own expense and the grant of such special permit is final and not subject to further review or appeal.

EXPENSE REIMBURSEMENT:              No more than $10.00 per rentable square feet
                                    of the Premises for a total of $925,910.00

COMMERCIAL GENERAL LIABILITY
INSURANCE:                          $10,000,000.00

BROKER:                             CB Richard Ellis Whittier Partners

PROPERTY:                           The Building and Land, including without
                                    limitation all improvements on the Land, parking areas, garages, drives, walks, landscaped areas and other areas.

BASE REAL ESTATE TAXES:             $1.45 per square foot for the Total Rentable
                                    Floor Area of the Premises

BASE OPERATING EXPENSES:            $5.76 per square foot for the Total Rentable
                                    Floor Area of the Premises

         1.2 EXHIBITS. The following is a list of Exhibits attached to this Lease.

                           Exhibit A:       Floor Plan of the Premises
                           Exhibit A-1:     Site Plan
                           Exhibit B:       Rules and Regulations
                           Exhibit C:       Schedule of Cleaning Services
                           Exhibit D:       Signage
                           Exhibit E:       Base Year Operating Expenses Budget
                           Exhibit F:       Required Capital Improvements
                           Exhibit G:       Term Commencement Letter

                       II. PREMISES AND APPURTENANT RIGHTS

         2.1 LEASE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby accepts from Landlord, the Premises consisting of 92,591 square feet of rentable area consisting of the entire Building as described in EXHIBIT A, for the Term of this Lease and upon the terms and conditions hereinafter set forth. The Term of the Lease shall be for seven (7) years, commencing on the Term Commencement Date and expiring at the close of business of the Term Expiration Date.



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         2.2      APPURTENANT RIGHTS.

                  (a) Tenant shall have, as appurtenant to the Premises, the exclusive right to use, and permit its invitees to use, parking areas, public or common lobbies, hallways, stairways and elevators and common walkways necessary for access to the Building, but such rights shall always be subject to reasonable Rules and Regulations as set forth in Exhibit B hereto and as issued pursuant to Section 13.5 hereof.

                  (b) Tenant agrees that Landlord shall have the right to place in, over and through the Land, but not the Building or that portion of the Land located underneath the Building unless the particular item is for the specific benefit of the Building (but to the extent reasonably possible so as to reduce to a minimum interference with Tenant's use of the Premises) utility lines, pipes, equipment and the like. In no event shall Landlord's exercise of this right reduce the number of parking spaces on the Land to less than 370. Any such exercise of its rights by Landlord shall be undertaken in such manner and at such times as to minimize any disruption to Tenant's business and use of the Premises; shall not diminish the useful life of the parking surface; nor cause any increase in Operating Expenses unless such exercise was undertaken for the benefit of the Premises. Following any such exercise, Landlord shall remove all construction materials and debris and restore the portion of the Land so affected to substantially the same condition it was in prior to Landlord's exercise.


                             III. ANNUAL TOTAL RENT

         3.1 PAYMENT. Tenant agrees to pay to Landlord or to its Agent (as may be identified by Landlord by written notice to Tenant), or as otherwise directed by Landlord, Annual Fixed Rent for each year of the Term of the Lease which shall be for the amounts set forth below, without offset, abatement, deduction or demand except as expressly provided in this Lease, plus an Electricity Component of eighty cents ($0.80) per square foot per year for the Total Rentable Floor Area of the Premises:


        MONTHS                RENT/SQ.FT.           ANNUAL RENT                        MONTHLY RENT
        ------                -----------           -----------                        ------------
        1-12                    $19.00              $1,759,229.00                      $146,602.42
        13-24                   $21.00              $1,944,411.00                      $162,034.25
        25-36                   $22.00              $2,037,002.00                      $169,750.17
        37-48                   $23.00              $2,129,593.00                      $177,466.08
        49-60                   $23.50              $2,175,888.50                      $181,324.04
        61-72                   $24.00              $2,222,184.00                      $185,182.00
        73-84                   $24.50              $2,268,479.50                      $189,039.96

         Tenant shall pay the Annual Fixed Rent plus the Electricity Component in equal monthly installments (and at that rate for a partial month), in advance, on or within five (5) business days after the first day of each and every calendar month during the Term of


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this Lease, at Landlord's Address, or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States (Annual Fixed Rent does not include the amount representing Tenant's share of increases over Base Real Estate Taxes and Base Operating Expenses). Unless herein otherwise provided, the Rent Commencement Date shall be the Term Commencement Date; however, on the Execution Date the deposit paid by Tenant to Broker in connection with the Letter of Intent dated August 7, 1998 between Landlord and Tenant shall be released to Landlord and shall be applied to and deemed to constitute payment in full of the first month's rent. If any installment of Annual Fixed Rent is not paid when due or within any applicable grace periods, Tenant shall pay, in addition to any charges under Section 13.14, upon demand of Landlord, an administrative fee equal to five (5%) percent of the overdue payment. Tenant shall pay all other costs, charges and assessments as may be owed by it to Landlord under this Lease including, but not limited to, the Electricity Component and increases over Base Real Estate Taxes and Base Operating Expenses as additional rent ("Additional Rent"). Tenant's failure to make any payment of Additional Rent upon the terms and conditions described herein shall be treated as a default in the payment of Annual Fixed Rent, in which event Landlord shall have all rights and remedies provided herein for the non-payment of Annual Fixed Rent and for any other breach hereof.


                       IV. TERM COMMENCEMENT AND CONDITION

         4.1 COMMENCEMENT DATE. The Term Commencement Date hereof shall be the earlier of (i) January 1, 1999 or (ii) the date Tenant's personnel shall (but only with the prior consent of Landlord) occupy all or any part of the Premises for the conduct of any aspect of its business. Tenant's permitted access to any part of the Premises for the purposes of installing wiring; constructing Tenant's build-out of the Premises; installing furniture, fixtures, equipment or personal property shall not in and of itself constitute occupying all or any part of the Premises for the conduct of its business. In the event that any of Tenant's personnel take occupancy prior to January 1, 1999, such occupancy shall be governed by the terms which apply to the first twelve (12) months of the Lease and shall be deemed to be part of the first twelve (12) months which shall expire as of December 31, 1999 regardless of when Tenant takes occupancy of the Premises; however, the Annual Fixed Rent due from Tenant for such period prior to January 1, 1999 shall be based only on that portion of the Premises then so occupied by Tenant. In no event shall the Term Expiration Date be earlier than December 31, 2005.



                               V. USE OF PREMISES

         5.1 PERMITTED USE. Tenant agrees that during the entire Term of this Lease it shall use and occupy the Premises only for the Permitted Use specified in Section 1.1 hereof and for no other use. Landlord agrees that it shall, at Tenant's sole expense, cooperate with and support any efforts by Tenant to obtain any special permits which Tenant may reasonably seek to obtain under applicable Framingham and


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Southborough zoning laws; such cooperation shall be consistent with Landlord's obligations under Section 15.6 below and shall include, without limitation, the co-signing of required applications and providing any support required to be provided by the title holder in connection with hearings before any appropriate planning board , zoning board of appeals, or other permit granting authority. Landlord agrees that it shall not, without Tenant's approval, which is not to be unreasonably withheld, initiate or consent to any proposed changes of zoning laws that would adversely affect the Premises during the Lease Term. Landlord agrees, promptly upon Landlord's receipt thereof, to provide Tenant with a copy of all notices of any proposed zoning law changes and all notices of any proposed zoning petitions submitted by any abutter seeking any variances, special permits, site plan approvals or the like.

         5.2      INSTALLATIONS AND ALTERATIONS BY TENANT

                  (a) Landlord and Tenant acknowledge that Tenant intends to make certain alterations and improvements to the Premises for Tenant's initial occupancy thereof as generally described in and governed by Section 15.2 below. Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or other improvements in or to the Premises without Landlord's prior written consent (which shall not be unreasonably withheld, conditioned or delayed) in each instance. Any such other alterations, additions or improvements shall (i) be in accordance with complete plans and specifications approved by Landlord within ten (10) days after receipt of such complete set of plans and specifications (ii) be performed in a good and workmanlike manner in compliance with all applicable laws, regulations, by-laws or ordinances, (iii) be made only by "Approved Contractors", as hereinafter defined., (iv) be made at Tenant's sole expense (but with the benefit of any improvement allowance provided by the Landlord) and (v) become part of the Premises and property of the Landlord unless Landlord and Tenant agree, at the time of Landlord's approval of the alterations and additions, that the same shall remain the property of, and shall be removable by, Tenant, in which event Tenant shall restore any damage to the finished character of the Premises created by such removal. If at any time the Tenant seeks Landlord's approval to build-out any portion of the Building for any use other than office use, the Tenant shall be obligated prior to the expiration or earlier termination of the Lease to restore said portion of the Building to a typical open-floor office layout unless Landlord and Tenant, at the time of Landlord's approval of that build-out, agree otherwise.

                  For Purposes of this Lease, an "Approved Contractor" shall mean a contractor or mechanic identified by Tenant in writing, who has been approved by Landlord (such approval not to be unreasonably withheld or delayed). Contractors may be approved in one of two ways. First, Tenant may submit to Landlord in writing from time to time a list (or a revised list) of contractors that Tenant anticipates using from time to time to make alterations, repairs and improvements to the Premises. Unless Landlord makes any reasonable objection to any of the contractors identified on such list within ten (10) days after receipt of such list from Tenant, all contractors identified on such list shall be deemed "Approved Contractors". Second, Tenant may submit to Landlord from time


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to time requests for Landlord to approve specific contractors (not already on the list of Approved Contractors) for work in the Premises. Landlord shall have the right, upon written notice to Tenant to withdraw its approval of previously approved contractors at any time for any cause as determined in Landlord's reasonable judgment. A contractor's failure to provide or maintain adequate insurance levels shall be a reasonable basis for Landlord to withhold or withdraw approval unless Tenant notifies Landlord in writing that such contractor shall be covered by insurance then being maintained by Landlord and if Tenant provides documentary evidence that said Contractor is covered and of the amount of coverage.

                  (b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time during, and shall be removed prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to Premises and the Building caused by any such installation or removal and provided that Tenant is not in default hereunder beyond any applicable notice, grace or cure period.

                  (c) In no event shall Landlord be liable for any labor or materials furnished or to be furnished to Tenant, and no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in or to the Premises. Whenever any mechanic's lien shall have been filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall within fifteen (15) days after Tenant receives notice or has reason to know of such filing take all such action, such as bonding, deposit or payment, as will result in the removal of such lien within the said 15 days. If said lien has not been removed upon the expiration of said fifteen days, Landlord may, but is not obligated to, remove or satisfy such lien at Tenant's sole cost and expense, and such cost or expense shall become part of the Additional Rent, payable by Tenant upon demand of Landlord.

                  5.3 COMPLIANCE WITH LAWS. In its use and occupancy of the Premises, Tenant shall comply with the requirements of all governmental laws, codes, ordinances, rules and regulations, ("Laws") and any and all directions, rules and regulations of Boards of Fire Underwriters, Rating Boards or the like (or successor agencies); and Tenant shall obtain and maintain all permits, licenses and the like, required by all applicable laws in respect of such use and occupancy. Landlord agrees that it shall, at Tenant's expense, cooperate with and support Tenant's applications for all such permits, licenses and the like in the manner set forth in Section 15.6 below. If compliance with any Laws enacted after the Execution Date requires alterations or improvements to the Premises, the cost of which would constitute a "Capital Expenditure" as defined in Section 9.1, such alterations and/or improvements shall start at the latest date permitted by such Laws and shall be made over the longest period of time permitted by such Laws unless Tenant elects an earlier and faster implementation schedule; and the cost of such alterations and/or improvements shall be treated and paid for as Capital Expenditure under Section 9.1. If, however, Landlord determines, in its reasonable judgement, that to make any particular alterations and/or improvements over


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the "longest period of time permitted" would result in making the total cost of such particular alterations and/or improvements so significantly higher as to be commercially unreasonable under the circumstances, Landlord may elect to make such alterations and/or improvements over such earlier and faster implementation schedule as is consistent with spreading the costs thereof over the longest period commercially practicable. Promptly after Landlord makes any such determination, Landlord shall provide Tenant with a reasonably detailed statement describing such determination. Tenant shall have the right to raise any reasonable good faith objections to any such determination by giving Landlord notice of such objection within 15 days after receipt of the aforesaid detailed statement. Nothing in this paragraph shall prohibit the Landlord from making any such alterations or improvements when it deems appropriate; rather, the provisions of this paragraph are simply meant to govern the timing of the assignment of such costs to Tenant.


                          VI. ASSIGNMENT AND SUBLETTING

         6.1      PROHIBITION.

                  (a) Notwithstanding anything to the contrary in the Lease contained, Tenant shall at all times and in all events be and remain primarily liable for its obligations under this Lease. Tenant covenants and agrees that, whether voluntarily, involuntarily, by operation of law or otherwise, neither this Lease nor the Term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied for any use other than the Permitted Use, or by anyone other than Tenant. Tenant further covenants and agrees not to sublet all or any part of the Premises (which term, without limitation, shall include granting of concessions, licenses and the like), or offer or advertise for assignment or subletting all or any part of the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. If any installations or alterations are necessary in connection with any such sublease or assignment, all such work shall be governed by the terms of Article V hereof, and if the fact of such a sublease or assignment triggers compliance of any aspect of the Property with Laws the cost of such compliance shall be borne by Tenant.

                  (b) The provisions of paragraph (a) of this Section 6.1 shall not, however, apply to transactions by Tenant if it involves twenty percent (20%) or less of the Total Rentable Floor Area of the Building and is with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets, or substantially all of the assets of any one or more of Tenant's divisions are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant (an "Affiliate"). In the event of any sublet or assignment of this Lease to any entity that is not an Affiliate of Tenant or which involves more than twenty percent (20%) of the Total Rentable Floor Area, then (i) the successor or assignee/sublessee


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Tenant shall have a net worth reasonably adequate to enable its successor or assignee to perform its obligations hereunder as reasonably determined by Landlord (in making such determination Landlord may also consider any material adverse change in the financial strength of Tenant from its strength as of the Execution Date); (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction; then, in addition, in connection with any assignment or sublet of this Lease (either to an Affiliate or a non-Affiliate of Tenant) the assignee or subtenant shall agree directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to assume and be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting without the Landlord's prior written consent pursuant to the terms hereof. Tenant shall notify Landlord in writing of any such sublet or assignment regardless of whether Landlord's consent is required.

                  (c) In the event Landlord consents to any assignment or subletting to a non-Affiliate or to an Affiliate if for more than twenty percent (20%) of the Total Rentable Floor Area, one half of any rent payable to Tenant in excess of the Annual Fixed Rent and Additional Rent (i.e., Tax Increases and Operating Cost Increase payable by Tenant under this Lease) shall be the sole property of Landlord, payable as Additional Rent upon demand of Landlord; however, prior to calculating the amount of such excess rent to be shared by Landlord and Tenant, Tenant shall be entitled to net out (and retain) the following of its out-of-pocket third-party costs of such transaction: reasonable attorney's fees, broker's commission, and advertising/marketing costs.


            VII. REPAIRS AND CONDITION OF PREMISES; BUILDING SERVICES

         7.1 REPAIR AND MAINTENANCE. Landlord and Tenant agree that the Premises, Building, public areas, roof (including gutters and downspouts), exterior walls (including exterior glass), structure of the Building (including all plumbing, mechanical, sewage, elevator and electrical systems) and the interior of the Premises shall be kept neat and clean and shall be maintained substantially in the same good order, working condition and repair as they were in on the Commencement Date (unless they were put into better condition thereafter, in which case they will be maintained substantially in such better condition), reasonable wear and tear, and damage by fire, other casualty or a taking by eminent domain only excepted, . Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly provided in Sections 7.2 (a) and 15.1 or elsewhere in this Lease.

         7.2      RESPONSIBILITY FOR REPAIRS AND MAINTENANCE

                  (a) Landlord shall be responsible for performing, or causing to be performed, all repairs and maintenance necessary to operate, maintain and repair the Premises and the Building in the manner provided in Sections 7.1 above and Section 7.3 below, except to the extent that Tenant exercises its right under Section 7.6 to contract separately for the delivery of certain services for the Premises and Building.


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                  (b)      Except for Landlord's obligations under Section 15.1
to perform, at its expense, those capital improvements set forth on Exhibit F, Tenant shall be responsible for paying all costs of operating, maintaining and repairing the Building and Premises in the manner provided in Section 7.1 above and Section 7.3 below, but only to the extent that such costs of so operating, maintaining and repairing the Building and/or Premises exceed Base Operating Expenses; Tenant's obligation to pay such costs are more particularly described in, and governed by, the provisions of Article IX below; however, Tenant shall also be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant or its agents, employees, contractors or invitees, subject, however, to the waiver of subrogation provisions of Section 13.16.

                  (c) If Tenant becomes aware of the need of any repairs that are required to be made pursuant to the terms hereof, Tenant shall promptly give Landlord notice of such need. Landlord may elect to make any repairs immediately and without notice to Tenant if Landlord reasonably believes that there exists immediate danger to persons or property.

         7.3 BUILDING SERVICES. Landlord shall operate and maintain the Building and the Land in the same condition and quality as other comparable buildings and parcels of land in first class suburban office parks in the Framingham/Southborough area. Landlord shall make available to Tenant at all times heating and cooling as normal seasonal changes may require, provide reasonable comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 250 square feet of rentable area and an electrical load not exceeding
2.5 watts per square foot of rentable area. Tenant shall not introduce into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform its proper functions adequately, PROVIDED, however, if Tenant shall violate the foregoing, Landlord may, at its option, but without being required to do so, elect to provide supplementary systems or otherwise take steps to cure such violation, at Tenant's sole cost and expense. This shall relate, not only to system installation and removal, but also to continuing costs of operation and related expenses.

         Landlord shall also provide, without additional charge to Tenant:

                           (i) Passenger elevator service from the passenger elevator system (if any);

                           (ii) Hot water for lavatory purposes and cold water (at temperatures and otherwise as supplied by the City, Town or other water provider) for drinking, lavatory and toilet purposes.

                           (iii) Cleaning and janitorial services to the Premises on Monday through Friday, excluding national holidays, provided the same are


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

                           kept in order by Tenant, in accordance with the cleaning standards set forth from time to time in EXHIBIT C attached hereto.

                           (iv) 24-hour access to the Premises subject to such reasonable security systems, procedures and restrictions as Tenant may install, but subject to Landlord's reasonable approval.

         7.4 ELECTRICITY. Landlord shall supply electricity, as supplied to it by the electric utility, to the Premises to meet normal and usual demand requirements of Tenant for premises lighting; typical office copier, computer and related equipment and convenience outlets. Tenant agrees, in its use of the Premises, not to unreasonably burden Building systems nor to exceed any limits from time to time established under applicable governmental regulations.

         7.5 INTERRUPTION OR CURTAILMENT OF BUILDING SERVICES. Landlord shall have the right to interrupt, curtail, stop or suspend the furnishing of any services and the operation of any of the Building's systems, in the case of emergency or accident, or in the event of Force Majeure. In the event of such emergency, accident or Force Majeure, Landlord shall attempt to notify Tenant of such interruption, curtailment, stoppage or suspension as soon as reasonably possible. Tenant shall have no claim of any type or nature whatsoever against Landlord for any interruption, curtailment, stoppage or suspension of any electrical or other service being provided hereunder, nor shall any of the same result in any reduction of Tenant's obligations under this Lease. Landlord shall not abate or reduce the Annual Fixed Rent or other compensation of whatever form or nature due from Tenant to Landlord hereunder on account of any such interruption, curtailment, stoppage or suspension, and Landlord shall use reasonable diligence, to the extent possible under the circumstances, to eliminate the cause of such interruption, curtailment, stoppage or suspension. Notwithstanding the foregoing, if the electrical service to the Premises is completely discontinued for more than one full work day other than a weekend day or National Holiday, then the Tenant shall receive a proportional abatement of the Electricity Component based on the amount of time that electrical service to the Premises is discontinued. If the delivery of electrical service to the Premises is discontinued for in excess of five work days, as such work days are described above, such discontinuation is due to Landlord's gross negligence, and such discontinuation materially and adversely affects Tenant's ability to conduct its business in the Premises, then Tenant's Annual Fixed Rent hereunder shall be abated for each work day beyond such fifth day until such time as the electrical service is restored.

         7.6 TENANT'S CONTRACTS FOR SERVICES. Landlord hereby agrees to permit Tenant to contract separately for the delivery of certain services to the Building including, but not limited to, janitorial and cleaning services, security services and/or snow removal services. However, in no event may Tenant contract separately for the delivery of property management, maintenance or repair services relating to the Premises. The Tenant shall deliver to Landlord a copy of the proposed contract for services, which shall be subject to Landlord's approval, which shall not be unreasonably withheld, delayed or conditioned. Landlord agrees to cooperate with, and cause its employees,


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agents and contractors to cooperate with, any provider of such services selected by Tenant and approved by Landlord. Any such contract must be terminable upon no more than thirty (30) days prior notice. Landlord shall have the right to terminate any such contract if Landlord is not reasonably satisfied with the services delivered and shall do so by giving thirty days prior notice thereof to both Tenant and the particular contractor. Upon Landlord's approval of any such contract, Annual Fixed Rent and Base Operating Expenses shall be adjusted downward by the amount to be paid by Tenant for such services under the particular contract, which downward adjustment shall in no event be greater than the amount of the line item for the services provided under such contract set forth in the attached Exhibit E. If the services provided under such approved contract are not identified as a separate line item on Exhibit E, but are services being provided by Landlord under this Lease, then Annual Fixed Rent and Base Operating Expenses shall be adjusted downward by the fair market value cost as commonly charged for the delivery of such services in the Framingham-Southborough area, but such downward adjustment may not exceed the reasonable amount Landlord states it has budgeted for said service. Such payment by Tenant for services shall be made in accordance with the payment schedule agreed upon between Tenant and such service provider, as long as a copy thereof has been provided to Landlord by Tenant. Landlord's related adjustments shall be made on the same basis as long as Tenant remains in good payment standing under the contract between Tenant and such service provider. Upon the request from Landlord from time to time, Tenant shall provide Landlord with evidence, reasonably satisfactory to Landlord, that Tenant is in good payment standing under any such contract. Tenant agrees to pay for any such services at the time or after they have been delivered but not prior to their delivery. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, expenses, damages and claims which may be incurred by Landlord in connection with any such contract for services into which Tenant has entered.


                             VIII. REAL ESTATE TAXES

         It being the intention of the parties hereto that the Annual Fixed Rent be net of any increases (over Base Real Estate Taxes) in real estate taxes and all other governmental impositions in the nature thereof or otherwise similarly related to the Property, Tenant shall pay, as Additional Rent, an escalation charge, calculated and payable as follows:

         8.1      PAYMENT ON ACCOUNT OF REAL ESTATE TAXES.

                  (a) (i) "Tax Period" or "Tax Year" shall be any fiscal tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the Term of this Lease, the first such period being the one in which the Term Commencement Date occurs.

                           (ii) "Taxes" shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Property and upon any personal property of Landlord used in the operation thereof, or Landlord's interest in the Property or such personal property; charges, fees, assessments and payments for transit, housing, police, fire or other governmental services or purported benefits to the Property; service or user payments in lieu of taxes; and any and all other taxes, levies, assessments and charges arising from the construction, ownership, leasing, operation, use or occupancy of the Property or based upon rentals derived therefrom, which are or shall be imposed by Municipal or other authorities. Betterment Assessments and interest thereon shall be apportioned equally over the longest period permitted by law. As of the date of execution hereof, "Taxes" shall not include any franchise, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute "Taxes," foreseen or unforeseen and whether or not now customary or in the contemplation of the parties on the date of execution of this Lease, shall constitute "Taxes," but only to the extent calculated as if the Building and the Land is the only real estate owned by Landlord. "Taxes" shall also include expenses of tax abatement or other proceedings contesting assessments or levies.

                  (b) If for any reason, Taxes as allocated on a per square foot basis for the Total Rentable Floor Area of the Premises shall be greater for any Tax Year than Base Real Estate Taxes, Tenant shall pay to Landlord, as Additional Rent, an Escalation Charge in an amount equal to (i) the excess of Taxes on a square foot basis over Base Real Estate Taxes (the "Tax Increase"), such amount to be prorated for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

                  (c) Tenant shall make reasonably estimated escalation payments on account of the Tax Increase in monthly installments; such estimated escalation payments shall be based upon the prior year's assessed Taxes in comparison with the preliminary or estimated tax bills issued by the municipality. Landlord shall provide Tenant with a copy of any preliminary estimated and final tax bill issued by the municipality. Upon receipt by Landlord of a final tax bill each Tax Year, Landlord shall advise Tenant of the final amount of Taxes due and the calculation of the Tax Increase and Tenant's share thereof. If the amount paid by Tenant under subsection (b) above exceeds the estimated payments for such Tax Year then Landlord shall repay the Tenant the amount of such overpayment within thirty (30) days after so advising Tenant (or refund within 30 days such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord). If, however, the amount payable by Tenant under Subsection (b) above is greater than such estimated payments made by Tenant for such Tax Year, Tenant shall pay the amount of such shortfall within 30 days after being so advised by Landlord.

         8.2 ABATEMENT. If Landlord shall receive a tax abatement or refund of Taxes with respect to any Tax Year, which is not due to vacancies in the Building, then, if Tenant shall have made any payments on account thereof, Landlord shall pay to Tenant its share of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund provided (i) there does not then exist a Default of Tenant, and (ii) that in no event shall Tenant either be entitled to receive more than the payments made by Tenant on account of Tax Increases for such Year pursuant to paragraph (c) of
Section 8.1 or receive any repayment or abatement of Annual Fixed Rent if Taxes for any year are less than Base Real Estate Taxes. Landlord is not currently seeking an abatement of Taxes. If Landlord elects not to seek a tax abatement or refund in a particular fiscal year, Tenant may elect to do so; however, Tenant shall keep Landlord informed in writing of all aspects of the abatement proceedings and Landlord shall have a right of approval over any abatement settlement, which approval shall not be unreasonably withheld, delayed or conditioned. In no event may Tenant seek an abatement on terms which would allocate abated taxes or refunds disproportionately to years in which the Tenant is responsible for the payment of a Tax Increase. Landlord agrees that it shall, at Tenant's expense, cooperate with and support any application by Tenant for a tax abatement or refund; such cooperation shall include, without limitation, the co-signing of all applications, providing Tenant with historic operating cost and tax data for the Premises, and providing such other support as may be necessary and uniquely available from Landlord as the owner of the Property.


                             IX. OPERATING EXPENSES

         It being the intention of the parties that the Annual Fixed Rent be net of any Building Operating Expense increases, Tenant has agreed to pay, as Additional Rent, an Escalation Charge, calculated and payable as follows:

         9.1 DEFINITIONS, ETC. For the purposes of this Lease, the following terms shall have the following respective meanings:

                  OPERATING YEAR: Each calendar year in which any part of the Term of this Lease shall fall.

                  OPERATING EXPENSES: The aggregate costs and expenses incurred by Landlord with respect to the cleaning, administration, insuring, repair and replacements, ownership, management, landscaping and groundskeeping, maintenance and operation of the Property, and all Building mechanical, electrical and other systems and facilities including, without limitation, the lighting, plumbing, heating, ventilation and air conditioning equipment serving the entire Building, the elevators and all other electrical and other energy or utility service equipment serving the entire Building. In the event of any loss, repair or damage to the Property or Building which is covered by insurance, the portion of the cost of such loss, repair or damage that must be paid for by Landlord due to the existence of the deductible (to the extent that said deductible is for a reasonable amount compared to those maintained for comparable buildings) shall be included in Operating Expenses. Any replacements permitted hereunder shall be substantially the same in quality and/or utility as the item being replaced (unless Tenant consents to any upgrade in quality or utility) or shall be expected to reduce Operating Expenses or otherwise provide some other economic benefit to the operation of Premises such as the conserving of energy or environmental resources. Landlord agrees to submit its annual projected Operating Expenses budget to Tenant for its review not less than thirty (30) days prior to the beginning of each Operating Year; however, as long as Landlord is not shown to have been unreasonable in calculation of any items in said budget, Tenant shall have no right to object to any such items. Landlord hereby agrees that the Operating Expense line item for management fee and Landlord's off-site administrative costs, which are subsections of the Management Services line item of the attached Exhibit E, shall in no event exceed three and one half percent (3 1/2%) of the aggregate of Annual Fixed Rent and Additional Rent.

         If, during the Term of this Lease, Landlord shall make a Capital Expenditure as hereafter defined, there shall be included in the Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year, a proportionate charge-off of such Capital Expenditure. Annual proportionate charge-off percentages shall be reasonably determined by Landlord by dividing the original Capital Expenditure plus an interest factor equal to the interest rate yield on U.S. Treasury securities then having a maturity closest to the useful life of the particular Capital Expenditure item plus 250 basis points by the number of years of useful life of the Capital Expenditure. Useful life shall be based on the industry standards for the anticipated functional life expectancy of the particular item at issue. If there is no industry standard, then Landlord shall consult with the manufacturer of the particular item to determine its useful life. Promptly after determining (as provided below) whether an item is a Capital Expenditure, the useful life thereof, and the amount of any annual proportionate charge-off percentage, Landlord shall provide Tenant with a reasonably detailed statement describing such determination. Tenant shall have the right to raise any reasonable, good faith objections to such determination by giving Landlord notice of such objection within 15 days after receipt of the aforesaid detailed statement.

         For purposes of this Lease, whether any particular item (or series of functionally related items or components which, in the aggregate, represent a single repair or replacement project) constitutes a Capital Expenditure or an Operating Expense, shall be determined in accordance with the following principles:

         (a) Any single item costing less than $10,000, regardless of its useful life and regardless of whether such item would be considered capital under industry standards, shall not be treated as a Capital Expenditure, but rather as an item of Operating Expense, the full cost of which shall be included in Operating Expenses for the year incurred.

         (b) Any single item either (i) costing $10,000 or more, which industry standards customarily treat as an operating expense chargeable against income even if its useful life is greater than one year (such as, by way of example only, the painting of the exterior of the Building), or (ii) which has a useful life of three years or less, shall be treated as an item of Operating Expense, the full cost of which shall be included in Operating Expenses for the year incurred.

         (c) Any single item costing $10,000 or more and having a useful life of more than three years, which industry standards customarily treats as a capital item shall be treated as a Capital Expenditure, an annual proportionate charge-off of which shall be included in Operating Expenses as provided above in this Section 9.1.

         (d) For purposes of determining whether the foregoing dollar thresholds have been met, the cost of any series of functionally related items or components which represent a single repair or replacement project shall be aggregated.

Tenant shall not be charged the cost of any Capital Expenditure incurred in connection with any expansion, or any material increase in the quality of operation or the aesthetic appearance, of the Building unless Tenant has agreed thereto in writing. However, any costs associated with any Capital Expenditures required to be undertaken by the Landlord during the first twelve months of Tenant's occupancy of the Premises shall not be included in Operating Expenses and shall not be charged to Tenant, but rather shall be paid for solely by Landlord. Capital Expenditures to be required in the first twelve months of Tenant's occupancy shall be those expressly set forth in Exhibit F hereto or those which are deemed necessary during said twelve month period in order to remedy a failure in any of the following items as long as no such failure is caused by Tenant or its agents, contractors or representatives: the Building's roof (including gutters and downspouts; exterior walls including exterior glass); structural and weight-bearing walls and members; floor slabs; base building as to each of the following systems: HVAC, plumbing, sewage, mechanical or electrical systems; elevators; and the structural integrity of the Building's public areas, parking areas and walkways. Landlord's obligation to pay for such Capital Expenditures during said twelve month period shall not include the obligation to pay any Capital Expenditures necessary to cause the Premises to comply with any statutory, regulatory or other similar set of guidelines, except as otherwise expressly set forth in Exhibit F or elsewhere in this Lease.

9.2      TENANT'S PAYMENTS.

                  (a) If for any Operating Year the Operating Expenses as allocated on a per square foot basis for the Total Rentable Floor Area of the Premises shall exceed the Base Operating Expenses, Tenant shall pay to Landlord, as Additional Rent, an escalation charge in an amount equal to the excess of such Operating Expenses as calculated for the entire Premises ("Operating Expense Increase"), such amount to be apportioned for any Operating Year in which the Term Commencement Date falls or the Term of this Lease ends.

                  (b) Tenant shall make reasonably estimated escalation payments on account of any Operating Expense Increase in monthly installments based on the budget described in Section 9.1. Within ninety (90) days after the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed statement (including a reasonably detailed statement of the expenses included in the sub-sections of the Operating Expense line item for Management Services which are not subject to the 3 1/2% cap) of Operating Expenses for such Year, and Landlord shall certify to the accuracy thereof. If such estimated payments exceed Tenant's share of such Operating Expense Increase, Landlord shall repay to Tenant the amount of such overpayment within thirty (30) days after so advising Tenant (or refund within thirty (30) days such overpayment if the Term of this Lease has ended), and Tenant thereupon shall have no further obligation to Landlord assuming Tenant is not in default hereunder. If, however, the amount payable by Tenant under Subsection (a) above is greater than such estimated payments made by Tenant for such Operating Year, Tenant shall pay Landlord the amount of such shortfall within 30 days after being so advised by Landlord. Landlord and Tenant agree that, notwithstanding, any exercise or non-exercise by Tenant of its right to review and examine Landlord's books and records of Operating Expenses and Taxes, Landlord and Tenant shall remain obligated to repay the other for any over and underpayment of Operating Expense Increases as aforesaid.

                  (c) Upon written request from Tenant to Landlord received by Landlord within ninety (90) days after Tenant's receipt of the annual statement of Operating Expenses, Tenant and its representatives or agents shall be granted access to and the right to review and examine those of Landlord's books and tapes and records which relate to the determination and computation of Operating Expenses for the particular year at issue.

                   X. INDEMNITY AND PUBLIC LIABILITY INSURANCE

         10.1 TENANT'S INDEMNITY. Tenant agrees to defend, indemnify and save harmless Landlord from and against all claims, loss, liability, costs and damages of whatever nature whenever arising from any default by Tenant under this Lease and from the following, occurring at any time after the execution date of this Lease: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, in or about the Property, except to the extent due to Landlord's negligence; or (ii) from any accident, injury or damage occurring outside of the Property, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents, employees or invitees. Landlord hereby agrees to indemnify Tenant against and hold it harmless from all costs, expenses and liabilities incurred by Tenant as a direct result of Landlord's gross negligence. These indemnity and hold harmless agreements shall include an indemnity against all costs, expenses and liabilities incurred in, or in connection with, any such claim or proceeding brought thereon and the defense thereof, including, without limitation, reasonable attorney's fees at both the trial and appellate levels and shall survive the expiration or sooner termination of the Term of this Lease.

         10.2 COMMERCIAL GENERAL LIABILITY INSURANCE. Tenant agrees to maintain in full force and effect from the date upon which Tenant first enters the Property for any reason throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage secured) from established reputable companies in the face amount of not less than One Million Dollars ($1,000,000.) per person and Ten Million Dollars ($10,000,000.) per occurrence, for personal injury to any number of persons or damage to property, or such greater amounts as Landlord shall from time to time request, under which Landlord (and such other persons as are in privity of estate with Landlord as may be designated in notice from time to time) are named as additional insureds. Each such policy shall be noncancellable and non-amendable with respect to Landlord and Landlord's designees without thirty
(30) days' prior notice to Landlord; and a duplicate original or certificate thereof shall be delivered to Landlord. All insurance required to be carried by Tenant pursuant to this Section 10.2 may be provided under one or more "blanket" insurance policies covering other locations and facilities operated by Tenant or any Affiliate of Tenant, provided that such blanket policies otherwise comply with the provisions of this Section. In addition, Tenant may satisfy the $10,000,000 per occurrence liability insurance coverage with excess liability (so-called "umbrella") coverage, so long as Tenant maintains primary liability coverage of not less than $5,000,000.

         10.3 TENANT'S RISK. Tenant agrees that its use and occupancy of the Property, and any and all of Tenant's property and leasehold improvements located at the Property, (including, without limitation, Tenant's Removable Property) shall be at Tenant's sole risk and hazard except to the extent caused by Landlord's gross negligence or willful misconduct. Landlord shall have no responsibility or liability for any injury to Tenant, its employees, invitees, contractors or others and for any loss of or damage to any of Tenant's property or leasehold improvements (including, without limitation, Tenant's Removable Property), or for any inconvenience, annoyance, interruption or injury to business, arising from any condition of the Property or any of the facilities or services provided by Landlord or arising from Landlord's making of any repairs or changes which Landlord is permitted by this Lease, or required by law, to make in or to any portion of the Premises or other sections of the Property, or in or to the fixtures, equipment or appurtenances thereof.

         10.4 INJURY CAUSED BY THIRD PARTIES. Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under

Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons other than Landlord, its agents, employees, contractors or invitees, including, without limitation, other tenants or occupants of the Property.


                           XI. FIRE AND EMINENT DOMAIN

         11.1 DAMAGE BY FIRE OR CASUALTY. If the Premises or any part thereof shall be damaged by fire or other casualty, then, subject to the last paragraph of this Section 11.1, Landlord shall proceed with continuous diligence, subject to then applicable statutes, building codes, zoning ordinances and regulations of any governmental authority, and at the expense of Landlord, to repair or cause to be repaired such damage. Landlord agrees to insure the Building against fire and other casualty normally covered by a casualty loss policy in an amount equal to the full replacement cost of the Building. All such repairs made necessary by any act or omission of Tenant shall be made at the Tenant's expense to the extent that the cost of such repairs are not paid for by Landlord's insurer or to the extent the cost of such repairs are less than the deductible amount in Landlord's insurance policy. Landlord agrees to maintain a reasonable deductible consistent with standards normally maintained for a building of the value and type of the Building. In the event Tenant requests Landlord to obtain a lower deductible than it is otherwise obtaining, the Tenant shall promptly pay to Landlord the additional premium charge due as a result of the reduction of the deductible. All repairs to and replacements of property which Tenant is entitled to remove shall be made by and at the expense of Tenant unless such property is covered by Landlord's insurance. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage, the Annual Fixed Rent or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated until the Premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been made tenantable and have been restored as nearly as practicable to the condition in which they were immediately prior to such fire or other casualty, provided, however, that if Landlord or any mortgagee of the Premises shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage solely because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. If such damage is not of a substantial nature and does not render the Premises unfit for use and occupation by Tenant, then Landlord agrees to commence repair work within 15 days after the date of the casualty and diligently to pursue such repair work until completion.

         Between 30 and 60 days after any casualty, Tenant may inquire of Landlord as to Landlord's estimate of the time period necessary to complete repair of the Premises. Within 30 days after such inquiry, Landlord shall provide Tenant with Landlord's architect's good faith estimate of the time to complete such repairs and if such estimate (which shall be non-binding) shall be more than one year from the date of the casualty, then Tenant may terminate this Lease by notice given to Landlord within 30 days after Tenant's receipt of Landlord's architect's estimate.

         If Landlord fails to commence repairs within sixty (60) days after such damage, and such failure is not due to causes beyond the control of Landlord, or if Landlord's mortgagee refuses to release to Landlord sufficient insurance proceeds to restore the Premises to substantially the condition they were in prior to the damage, Tenant may elect to terminate this Lease by notice to Landlord. If Landlord, having commenced such repair, has not completed the repair of such damage within one year from the occurrence of such damage or by the date given in any Landlord's architect's repair period estimate under the prior paragraph, if later than one year (the later of such dates is referred to below as the "Outside Restoration Date"),Tenant may elect to terminate this Lease by notice to Landlord within twenty (20) days of the Outside Restoration Date, the effective termination date pursuant to such notice shall not be less than thirty (30) days after the date on which such termination notice is received by Landlord. The Outside Restoration Date shall be extended by up to an additional 90 days for delays caused by causes beyond the reasonable control of Landlord as described in the next sentence. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, delays in obtaining insurance proceeds, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage; however if such delays continue more than 90 days beyond the initial Outside Restoration Date, Tenant may elect to terminate this Lease in the manner provided above.

         If (i) the Building is so damaged by fire or other casualty (whether or not insured) at any time during the last twelve months of the Term that the cost to repair such damage is reasonably estimated to exceed one-third of the total Annual Fixed Rent payable hereunder for the period from the estimated completion date of repair until the end of the Term, or (ii) at any time during the last twelve months of the Term the Building (or any substantial portion thereof) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building (or a substantial portion thereof) shall in Landlord's reasonable judgment be required, then and in any of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice from Landlord to Tenant within sixty (60) days following such fire or other casualty; the effective termination date pursuant to such notice shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant. In the event of any termination, the Term shall expire as though such effective termination date were the date originally stipulated in Section 1.1 for the end of the Term and the Annual Fixed Rent and Additional Rent shall be apportioned as of such date.

         11.2 CONDEMNATION - EMINENT DOMAIN. If, during the Term, all or any substantial part of the Premises are actually taken away from Landlord or its successors in title by eminent domain, this Lease shall terminate at either Landlord's or Tenant's election, which may be made (notwithstanding that Landlord's entire interest may have been divested) by notice given within 90 days after the event giving rise to the election to terminate arises, specifying the effective date of termination. The effective date of termination specified shall not be less than 60 days after the date of notice of such termination unless an earlier date is required by the terms of the taking. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such taking, subject, however, to the following provisions. If in any such case the Premises or any substantial part thereof are rendered unfit for use and occupation and this Lease is not terminated, Landlord shall use due diligence (following the expiration of the period in which Landlord may terminate this Lease pursuant to the foregoing provisions of this Section, or if Landlord and Tenant waive their right to terminate, following such waiver) to put the Premises, or what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required to remove hereunder), into proper condition for use and occupation, and a just proportion of the Annual Fixed Rent and Additional Rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition, and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent and Additional Rent shall be abated for the remainder of the Term.

         11.3 EMINENT DOMAIN AWARD. Except for Tenant's relocation expenses and any award for Tenant's personal property and fixtures (specifically so designated by the court or authority having jurisdiction over the matter) Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, or the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof.


                                  XII. DEFAULT

         12.1     TENANT'S DEFAULT.

                  (a) If at any time subsequent to the Execution Date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

                           (i) Tenant shall fail to pay the Annual Fixed Rent or Additional Rent or other charges hereunder when due and such failure shall continue for five (5) full business days after notice thereof from Landlord ; however, once such a notice has been given by Landlord, no notice shall be required for any failure to pay during the twelve (12) months after said notice and Tenant shall be considered in default if such failure to pay shall continue for five (5) business days after such due date; or

                           (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed or Tenant shall desert or abandon the Premises or the Premises shall become, or appear to have become vacant (regardless of whether the keys shall have been surrendered or the rent and all other sums due shall have been paid) and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

                           (iii) Tenant suffers financial difficulties such as the issuing, filing or recording of unsatisfied liens or judgments, bankruptcy, receivership or other debtor-relief, creditors' rights or reorganization proceedings (voluntary or involuntary, under State or Federal law), which are not discharged, satisfied or dismissed within sixty (60) days; or

                           (iv) If either a Default of the kind set forth in clauses (i) or (ii) above occurs or if (whether or not such Default has been cured, or the Default waived by Landlord) an event which would constitute a similar Default if not cured within the applicable grace period occurs, more than once within the next 365 days.

then in any such case Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if particular remedies were not herein provided for and, in addition thereto: (1) if such Default of Tenant shall occur prior to the Term Commencement Date, this Lease shall, at the option of the Landlord, without further act on the part of Landlord, terminate, and (2) if such Default of Tenant shall occur on or at any time after the Term Commencement Date, Landlord may terminate this Lease by notice to Tenant; and thereupon, this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

                  (b) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by summary proceedings, ejectment or other legal means, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. In the event Landlord takes possession of the Premises, it hereby agrees to exercise reasonable efforts to relet the Premises; however, its failure to do so shall not constitute default hereunder nor shall this duty to exercise reasonable efforts apply to any mortgagee who takes possession of the Premises.

                  (c) In the event of any termination, Tenant shall pay the Annual Fixed Rent, Additional Rent and other sums payable hereunder up to the time of such termination, and thereafter Tenant, whether or not the Premises shall have been relet, shall be liable to Landlord for and shall pay to Landlord, as liquidated current damages, the Annual Fixed Rent, Additional Rent and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all commercially reasonable expenses of Landlord in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' reasonable fees, advertising, expense of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days on which the Annual Fixed Rent would have been payable hereunder if this Lease had not been terminated.

                  (d) At any time after such termination, whether or not Landlord shall have collected any such current damages, at Landlord's election, Tenant shall pay (in addition to such current damages as have accrued but may not yet then have been collected) to Landlord upon demand, as liquidated final damages and in lieu of all such further current damages beyond the date of such demand, (in view of the uncertainty of prompt re-letting and the expense entailed in re-letting the premises) either (i) an amount equal to the Annual Fixed Rent, Additional Rent and other sums due hereunder and payable for and in respect of the twelve (12) month period next preceding the date of termination, as aforesaid; or (ii) an amount equal to THE EXCESS, IF ANY OF (x) the Annual Fixed Rent, Additional Rent and other sums as in this Lease provided which would be payable hereunder from the date of such demand for what would be the then unexpired Term of this Lease if the same remained in effect, OVER (y) the then fair rental value of the Premises for the same period, less reletting costs reasonably projected by Landlord.

                  (e) In the case of any Default of Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may
(i) relet the Premises or any parts thereof, either in the name of Landlord or otherwise, for any term(s), and may grant concessions or free rent to the extent that Landlord considers it to be advisable in order to relet the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of reletting the Premises. The making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or , in the event that the Premises are relet, for failure to collect the rent under such reletting.

                  (f) Should either Landlord or Tenant employ an attorney to enforce any of the provisions of this Lease, the non-prevailing party in any final judgment agrees to pay the other party's reasonable expenses, including reasonable attorneys' fees and expenses in or out of litigation, and, if in litigation, trial, appellate, bankruptcy or other proceedings, expended or incurred in connection therewith, as determined by a court of competent jurisdiction.


                         XIII. MISCELLANEOUS PROVISIONS

         13.1     WAIVER.

                  (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall not be a waiver by Tenant or Landlord, respectively, of any rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

                  (b) Any payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall in all events be considered as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

         13.2 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Annual Fixed Rent, Additional Rent and other sums due hereunder and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any person lawfully claiming by, under or through Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other such covenant, express or implied.

         13.3     LANDLORD'S LIABILITY

                  (a) Tenant specifically agrees to look solely to Landlord's then interest in the Property at the time owned, for recovery of any judgment from Landlord, it being specifically agreed that in no event shall Landlord, (original or successor), or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, ever be personally liable for any such judgment, or other liability or for the payment of any monetary obligation to Tenant. In no event shall Landlord's officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, as aforesaid, ever be individually liable to Tenant nor shall they or Landlord ever be liable for either (i) any indirect or consequential damages suffered by Tenant from whatever cause or (ii) any loss or damage that may accrue to Tenant's stock or business.

                  (b) With respect to any repair, restoration or other services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish or to perform same when prevented from doing so by reason of any matter beyond the reasonable control of Landlord, and any measured time period shall be extended by the period during which Landlord is so prevented provided that Landlord shall exercise reasonable efforts to remove the cause of such delay.

                  (c) As used in this Lease, "Force Majeure" shall mean, collectively and individually, strike, lockout or other labor trouble, fire or other casualty, governmental pre-emption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor; breakdown, accident; war or other emergency; any other cause beyond Landlord's reasonable control; PROVIDED however, that no cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant shall be considered an act of Force Majeure unless it hinders or delays Landlord's performance hereunder.

         13.4     ASSIGNMENT OF RENTS AND TRANSFER OF TITLE.

                  (a) If, at any time and from time to time, Landlord assigns this Lease or the rents payable hereunder to the holder of any mortgage on the Building, or to any other party for the purpose of securing financing (the holder of any such mortgage and any other such financing party are referred to herein as the "Financing Party"), whether such assignment is conditional in nature or otherwise, the following provisions shall apply:

                           (i) Such assignment to the Financing Party shall not be deemed an assumption by the Financing Party of any obligations of Landlord hereunder unless such Financing Party shall, by written notice to Tenant, specifically otherwise elect;

                           (ii) Except as provided in (i) above and (iii) below, the Financing Party shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of its mortgage (or voluntary conveyance by deed in lieu thereof) or the taking of possession of the Premises and, with respect to obligations regarding return of the security deposit, only upon receipt of the funds constituting such security deposit;

                           (iii) The Financing Party shall only be responsible for such breaches under the Lease by Landlord which occur during the period of ownership by the Financing Party after such foreclosure (or voluntary conveyance by deed in lieu thereof) or taking of possession, as aforesaid;

                           (iv) In the event Tenant alleges that Landlord is in default under any of Landlord's obligations under this Lease, Tenant agrees to give the holder of any mortgage, by certified mail, a copy of any notice of default which is served upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing, (whether by way of notice of an assignment of lease, request to execute an estoppel letter, or otherwise) of the address of any such holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided by law or such additional time as may be provided in such notice to Landlord, such holder shall have forty-five (45) days after the last date on which Landlord could have cured such default within which such holder will be permitted to cure such default. If such default cannot be cured within such sixty day period, then such holder shall have such additional time as may be necessary to cure such default but not in excess of six (6) months, if within such sixty day period such holder has commenced and is diligently pursuing the remedies necessary to effect such cure (including, but not limited to, commencement of foreclosure proceedings, if necessary, to effect such cure), in which event Tenant shall have no right with respect to such default while such remedies are being diligently pursued by such holder.

         In all events, any liability of a Financing Party shall be limited to the interest of such Financing Party in the Land and Building, and in no event shall a Financing Party ever be liable for any indirect or consequential damages.

         Tenant hereby agrees to enter into such agreements or instruments as may, from time to time, be reasonably requested in confirmation of the foregoing.

                  (b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases landlord's entire interest in the Property back to seller thereof be treated as an assumption of Landlord's obligations hereunder, whether by operation of law or otherwise, but Tenant shall look solely to such seller-lessee, and its successors in title from time to time for performance of Landlord's obligations hereunder until such time as such purchaser-lessor has assumed the Landlord's position. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser, provided that any such purchaser-lessor agrees to recognize Tenant's rights hereunder so long as Tenant is not in default beyond any applicable notice, grace or cure period.

         For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

                  (c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder arising thereafter and for all liabilities asserted thereafter provided that if the transferee of title is a party other than a mortgagee or other creditor of Landlord's, that said transferee agrees to be bound by the covenants and obligations of Landlord hereunder from and after the date of such transfer.

         13.5 RULES AND REGULATIONS. Tenant shall abide by the Rules and Regulations presently in effect, (a copy of which has been attached hereto as Exhibit B) and as they may subsequently from time to time be amended by Landlord as approved by Tenant, which approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall have such right of approval only if it is in occupancy of at least eighty percent (80%) of the Total Rentable Floor Area and as long as the particular rules and regulations are not for the purpose of protecting Landlord's interest in the Premises or of addressing the reasonable concerns of abutters or of responding to any instructions from public authorities.

         13.6 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         13.7 PROVISIONS BINDING, INC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors, and assigns. Each term and each provision of the Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but refers only to an assignment expressly permitted under the terms of this Lease.

         13.8 RECORDING. Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a memorandum or notice of lease in recordable form, complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no other event shall such document set forth the rent or other charges payable to Tenant under this Lease. Any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and that it is not intended to vary the terms and conditions of this Lease.

         13.9 NOTICES. Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing, and, if received at Landlord's or Tenant's address, shall be deemed to have been duly given when either delivered or served personally or mailed in a postpaid envelope, deposited in the United States mails addressed to Landlord at Landlord's Address, or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed addresses. A copy of notices to Tenant should also be sent to Genzyme, Inc., One Kendall Square, Building 1400, Cambridge, Massachusetts, 02139, Attn: General Counsel. Either party may at any time change the address or specify an additional address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the continental United States.

         13.10 BILLS AND CHARGES. All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full fifteen (15) days after submission thereof by Landlord to Tenant unless otherwise provided herein. Tenant's failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant's request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of Annual Fixed Rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of Annual Fixed Rent.

         13.11 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

         13.12 SUBORDINATION. This Lease shall be subject and subordinate to all ground or underlying leases and any mortgages that may now or hereafter be placed upon the Building and/or the Land and to any and all advances to be made under such mortgages and to the interest thereon, and all renewals, extensions and consolidations thereof. Prior to the Commencement Date hereunder Landlord shall obtain a non-disturbance agreement from the sole mortgagee of the Premises, such non-disturbance to be in a form and substance which is customary for mortgagee such as Manufacturer's Life Insurance Company and is reasonably satisfactory to Tenant. The receipt by Tenant of such a non-disturbance agreement from any future ground lessor or mortgagee shall be a precondition of Tenant's obligation to sign a subordination agreement for future ground lessors or mortgagees. Any mortgagee may elect to give this Lease priority to its mortgage, except that the Lease shall not have priority to (i) the prior rights to insurance proceeds and the disposition thereof under the mortgage; (ii) the prior rights to condemnation awards and the disposition thereof under the mortgage; and (iii) intervening liens. In the event of such election and upon notification by such mortgagee, this Lease shall be deemed prior in lien to the said mortgage. This Section shall be self-operative, but in confirmation thereof, Tenant shall execute and deliver whatever instruments may be reasonably required by the lessor or the mortgagee (or mortgagees) to acknowledge such subordination or priority in recordable form so long as the terms thereof are consistent with the terms of the Lease, and if Tenant fails to do so within ten

(10) days after demand, Landlord shall remind Tenant of its obligations to execute and deliver said instrument; however, if Tenant fails to do so within ten (10) days of such reminder, Tenant shall be deemed in default of this Lease. Tenant's obligation to subordinate this Lease to any ground lease or mortgage is subject to the condition that either the certificate or instrument to be executed or a separate document executed at the same time provide that the lessor or mortgagee execute and deliver to the Tenant an agreement not to disturb the Tenant's possession as long as the Tenant is not in default (continuing beyond any applicable notice, grace or cure period) with respect to any of the covenants or conditions of this Lease to be performed and observed by the Tenant.

         13.13 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgements that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

         13.14 REMEDYING DEFAULTS. (a) Following a default by Tenant continuing, other than in the case of emergencies, beyond any applicable notice, grace or cure periods, Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, following such default, Tenant agrees to pay to Landlord forthwith upon demand all such sums as Additional Rent, together with interest thereon at a rate equal to 3% over the base rate in effect from time to time at the Bank of Boston as an additional charge. Any payment of Additional Rent or other sums payable hereunder not paid when due or upon the expiration of any applicable grace period shall, at the option of Landlord, be treated as Additional Rent and shall bear interest at the rate as aforesaid from the date thereof and shall be payable forthwith on demand by Landlord, as an additional charge. If any payment of Annual Fixed Rent is not paid when due, then Tenant shall pay to Landlord interest on such unpaid amount each month and for each part thereof during which said delinquency continues at an annual rate three (3) percentage points over the then Bank of Boston base rate; provided, however, in no event shall such interest exceed the maximum permitted to be charged by applicable law;

                  (b) In the event that Landlord fails to meet its obligation hereunder to repair and maintain the Premises as expressly set forth in Article VII hereunder, and if said failure continues for seven (7) days or more after Tenant has so notified Landlord in writing, the Tenant shall have the right, but not the obligation, to pay such sums or do any act which requires the expenditure of monies which may be reasonably necessary or appropriate by reason of the failure or neglect of Landlord to perform said obligation, and in the event of the exercise of such right by Tenant, following such default, Tenant shall have the right to set-off the reasonable amount expended by it in this connection but only to the extent the Tenant's expenditures are equal to or less than the applicable Base Year operating cost line item. In the event that Landlord fails to meet its obligations hereunder as set forth in Section 9.1 with respect to the Capital Expenditures required to be performed by Landlord under Exhibit F or during the first twelve (12) months of Tenant's occupancy or if Landlord fails to perform remediation work for which it is expressly responsible under the provisions of
Section 13.19 hereof, and if Landlord fails to commence and diligently pursue such cure within seven (7) days or more after Tenant has so notified Landlord in writing, then Tenant shall have the right, but not the obligation, to pay such sums or do any act which requires the expenditure of monies which may be reasonably necessary or appropriate by reason of the failure or neglect of Landlord to perform said obligation, and in the event of the exercise of such right by Tenant, following such default, Tenant shall have NO right of set-off but shall be entitled to recover from Landlord the reasonable amounts expended by it in this connection.

         13.15 HOLDING OVER. Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to the then (at the time of Lease expiration) fair market rental value of the Premises but in no event less than 1-1/2 times the sum of (i) Annual Fixed Rent then in effect plus (ii) Additional Rent, Escalation Charges and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord for all damages, direct and/or indirect (including, without limitation, the loss of a tenant and of rental income) sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

         13.16 WAIVER OF SUBROGATION. Landlord and Tenant mutually agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in Massachusetts at commercially reasonable rates), with respect to any loss which is covered by insurance then being carried by Landlord or Tenant, respectively, the party carrying such insurance and suffering such loss releases the other of and from all claims with respect to such loss (but not for any claims for any deductible costs paid for by the party suffering such loss); and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof, even though extra premiums may result therefrom.

         Notwithstanding any provisions of this Lease to the contrary, Landlord and Tenant each hereby waives any and all right of recovery which it may have against the other party and its agents, employees, licensees and contractors for any loss or damage to the Building or Premises and for any injury to or death of persons occurring in, on or about the Building with respect to any hazard which
(a) would be covered under a standard "all-risk" property insurance policy without regard to the amount of coverage other than a reasonable deductible with malicious mischief and vandalism coverage, whether or not such policy is then being carried by the Landlord or Tenant or (b) is covered by insurance then being carried by the Landlord or Tenant, notwithstanding that such loss or damage may result from the negligence or other fault of Landlord, Tenant or their respective, agents, employees, subtenants, licensees, invitees or assignees. In the event that an extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If, at the request of one party, this release and non-subrogation provision is waived, then the obligation of reimbursement shall cease for a period of time as such waiver shall be effective. If the release of either party provided above shall contravene any law with respect to exculpatory agreements, the liability of the party for whose benefit such release was intended shall remain but shall be secondary to that of the other party's insurer.

         13.17 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in substantially the same good order, condition and repair the Premises were in as of the Commencement Date, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire, other casualty and taking by eminent domain, for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. In the event Tenant changes any of the space in the Building to a non-office character Tenant shall, at its own expense, restore said space to an open-floor office lay-out as of the date of expiration or earlier termination of the Lease. Tenant shall return all keys to the Premises, remove all of the Tenant's Removable Property and, to the extent specified by Landlord at the time Landlord approves the plans for the same, all alterations and additions made by Tenant and all partitions wholly within the Premises(however, in no event shall Tenant be required to remove any alterations installed as part of its initial build-out); and shall repair any damages to the Premises or the Building caused by such installation or removal. Any of the Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease and continues to remain there for five (5) days after notice thereof from Landlord shall conclusively be deemed to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

         13.18 BROKERAGE. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease except for any broker designated in Section 1.1. Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all costs, expense or liability for any compensation, commission and charges claimed by any broker or agent other than any such broker designated in Section 1.1 with respect to this Lease or the negotiations thereof arising from a breach of the foregoing warranty. Landlord shall be responsible for payment of any brokerage commission to any broker designated in Section 1.1.

13.19    HAZARDOUS SUBSTANCES.

                  13.19.1           Tenants Covenants Regarding Hazardous
Substances:

                           13.19.1.1         LANDLORD'S CONSENT REQUIRED. Tenant
shall not cause or permit any Hazardous Substances, as defined in Section
13.19.1.5 below, to be brought upon or kept or used in or about the Premises, the Building, or the Property by Tenant, its agents, employees, contractors, or invitees, unless (a) such Hazardous Substances are necessary for Tenant's business (and such business is a permitted use under Section 5.1 above) and (b) Tenant obtains the prior written consent of Landlord, which consent shall not be unreasonably withheld provided that the net worth/environmental insurance standards of the last sentence of Section 13.19.4 below are met.

                           13.19.1.2        COMPLIANCE WITH ENVIRONMENTAL LAWS.
Tenant shall at all times and in all respects comply with all local, state, and federal laws, ordinances, regulations, and orders (collectively "Hazardous Substances Laws" relating to industrial hygiene, environmental protection, or the use, analysis, generation, manufacture, storage, disposal, or transportation of any Hazardous Substances.

                           13.19.1.3        HAZARDOUS SUBSTANCES HANDLING.
Tenant shall at its own expense procure, maintain in effect, and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for Tenant's use of the Premises, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises, the Building, or the Property. Except as discharged into a sanitary sewer in strict compliance and conformity with all applicable Hazardous Substances Laws, Tenant shall cause any and all Hazardous Substances to be removed from the Premises or from the Property and to be transported solely by duly licensed haulers to duly licensed facilities for final disposal of such wastes. Tenant shall in all respects handle, treat, deal with, and manage any and all Hazardous Substances in, on, under, or about the Premises, the Building, or the Property in total conformity with all applicable Hazardous Substance Laws and prudent industry practices regarding management of such Hazardous Substances. Upon expiration or earlier termination of the Term of the Lease, Tenant shall cause all Hazardous Substances to be removed from the Premises (except such Hazardous Substances, if any, as were located in the premises prior to the commencement of Tenant's occupancy thereof) and the Property (if Tenant caused such Hazardous Substance to located on the Property) and to be transported for use, storage, or disposal in accordance and compliance with all applicable Hazardous Substances Laws; PROVIDED HOWEVER, that Tenant shall not take any remedial action in response to the presence of any Hazardous Substance in or about the Premises, the Building, or the Property, nor enter into any settlement agreement, consent decree, or other compromise in respect to any claims relating to any Hazardous Substances in any way connected with the Premises, the Building, or the Property, without first notifying Landlord of Tenant's intention to do so and affording Landlord adequate opportunity to appear, intervene, or otherwise appropriately assert and protect Landlord's interest with respect thereto.

                           13.19.1.4        NOTICES.  If at any time Tenant
shall become aware, or have reasonable cause to believe, that any Hazardous Substance has come to be located on or beneath the Property, Tenant shall, immediately upon discovering such presence or suspected presence of the Hazardous Substance, give written notice of that condition to the Landlord. In addition, Tenant shall immediately notify Landlord in writing of (i) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed, or threatened pursuant to any Hazardous Substances Laws,
(ii) any claim made or threatened by any person against Tenant, the Premises, the Building, or the Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Substances, and (iii) any reports made to any local, state, or federal environmental agency arising out of or in connection with any Hazardous Substances in or removed from the Premises, the Building, or the Property, including any complaints, notices, warnings, or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices warnings or asserted violations related in any way to the Premises the Building, the Property, or the Tenant's use thereof. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Substances removed from the Premises or the Property.

                           13.19.1.5        DEFINITION OF HAZARDOUS SUBSTANCES.
As used in this Agreement, the term "Hazardous Substance or Substances" means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials, wastes which are or become regulated under any applicable local, state, or federal law excluding, however, small quantities of materials such as cleaning solvents, computer/photocopier toner and similar substances typically used in the ordinary course of a business office.

                  13.19.2 INDEMNIFICATION OF LANDLORD. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold harmless Landlord, and each of Landlord's partners, directors, officers, employees, agents, attorney, successors, and assigns, from and against any and all claims, liabilities, penalties, fines, judgements forfeitures, losses (including without limitation, diminution in the value of the Premises, the Building, or the Property, damages for the loss or restriction on use of rentable or useable space or of any amenity of the Premises, the Building, or the Property), costs or expenses (including attorney fees, consultant fees, and expert fees) for the death of or injury to any person or damages to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (A) the release or discharge by Tenant or any of its Affiliates in, on, under, or about the Premises, the Building, or the Property, of any Hazardous Substances or Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge, or generation of Hazardous Substances to, in, on, under, about, or from the Premises, the Building, or the Property, or (B) Tenant's failure to comply with any Hazardous Substances Law. Tenant's obligations under this
Section 13.19.2 shall include, without limitation, and whether foreseeable or unforeseeable, any and all costs incurred in connection with any investigation of site conditions, and any and all costs of any required or necessary repair, cleanup, detoxification, or decontamination of the Premises, the Buildings or the Property (including without limitation. the soil and ground water on or under the Property), and the preparation and implementation of any closure, remedial action, or other require plans in connection therewith. Tenant's obligations under this Section 13.19.2 shall survive the expiration or earlier termination of the term of the Lease. For purposes of the release and indemnity provisions hereof, any acts or omissions of Tenant, or by employees, agents, assignees, contractors, or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful, or unlawful), shall be strictly attributable to Tenant.

                  13.19.3 INDEMNIFICATION OF TENANT. Landlord shall indemnify, defend (by counsel reasonably acceptable to Tenant), protect, and hold harmless Tenant, and each of Tenant's partners, directors, officers, employees, agents, attorney, successors, and assigns, from and against any and all claims, liabilities, penalties, fines, judgements forfeitures, losses, costs or expenses (including attorney fees, consultant fees, and expert fees) for the death of or injury to any person or damages to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by the presence prior to Tenant's taking of possession of the Premises or the release or discharge by Landlord in, on, under, or about the Premises, the Building, or the Property, of any Hazardous Substances or Landlord's use, analysis, storage, transportation, disposal, release, threatened release, discharge, or generation of Hazardous Substances to, in, on, under, about, or from the Premises, the Building, or the Property, or Landlord's failure to comply with any Hazardous Substances Law. For purposes of the release and indemnity provisions hereof, any acts or omissions of Landlord, or by employees, agents, assignees, contractors, or subcontractors of Landlord or others acting for or on behalf of Landlord (whether or not they are negligent, intentional, willful, or unlawful), shall be strictly attributable to Landlord.

Tenant acknowledges having received certain environmental reports from Landlord with respect to the Building, the Premises and the Land as prepared by GZA, Inc. and Environmental Solutions; to the best of Landlord's knowledge, except as disclosed in such environmental reports, there exist no Hazardous Substances in, on or under the Premises or the Land. To the best of Landlord's knowledge there are no material inaccuracies in such reports, but Landlord assumes no responsibility for the accuracy, reliability or completeness of such reports and Tenant assumes all risk in connection with the review and use thereof. Landlord represents to Tenant that the reports as delivered to Tenant are complete and true copies of the documents as received by Landlord. Landlord hereby agrees that if any pre-existing asbestos not already disclosed to Tenant is discovered anywhere in the Building, the Premises or the Land, and if the condition of such asbestos requires remediation of some kind under the applicable law, then Landlord shall arrange for such remediation and shall pay the full cost of such remediation. However, Landlord's remediation and payment obligations under this paragraph shall be waived if remediation would not have been required but for the performance of building improvements by Tenant on the Building or the area at issue, or if due to actions taken by Tenant or its employees, agents, contractors, invitees or representatives on the Premises.

                  13.19.4           WITHHOLDING CONSENT TO PROPOSED TRANSFEREES.
Tenant acknowledges and agrees that it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment, subletting, or transfer of Tenant's interest in this Lease if the anticipated use of the Premises by the proposed assignee, subtenant, or transferee (collectively, a "Transferee") involves the generation, storage, use, treatment, or disposal of Hazardous Substances; and (i) the proposed Transferee has been required to take remedial action in connection with Hazardous Substances contaminating a property, if the contamination resulted from such Transferee's actions or use of the property in question; or (ii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Substance. Any Affiliate of Tenant shall be permitted to make such use of the Premises if it does not fall under clauses (i) or (ii) above and as long as such anticipated use is limited to no more than twenty percent (20%) of the Total Rentable Floor Area of the Premises, and such use is undertaken in full compliance with all applicable licenses, laws, regulations and other governing rules, and both Tenant and the Affiliate fully and unconditionally indemnify Landlord and hold Landlord harmless from and against any and all cost, expenses, liabilities and damages which result directly or indirectly from such use, as well as any consequential damages which may result therefrom. Additionally, if Tenant or an Affiliate undertakes such a use of any part of the Premises and if at any time while such use is ongoing Tenant's net worth drops below $100,000,000.00, then at Landlord's request Tenant shall purchase at its expense insurance in an amount of no less than $2,000,000.00 insuring Landlord against any loss caused by the presence of Hazardous Substances on the Premises.

                  13.19.5           ADDITIONAL INSURANCE OR FINANCIAL CAPACITY.
If Tenant or its Affiliate is permitted to conduct the use described in Section
13.19.4 (i) and at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or other means of financial capacity to enable Tenant to fulfill its obligations to Landlord under this Section 13.19.5, whether or not then accrued, liquidated, conditional, or in contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with companies or persons and in forms reasonably acceptable to Landlord, as Landlord may from time to time reasonably request

         13.20 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         13.21 ACCESS TO PREMISES. The Landlord or the Landlord's agents shall have the right to enter the Premises at all reasonable times throughout the term hereof, to examine the same, and to show them to prospective purchasers or lenders of the Building and to make such repairs as the Landlord may deem necessary or desirable, provided that Landlord shall give Tenant reasonable notice other than in emergency circumstances and, provided, further that such entry shall not unreasonably interfere with normal business operations of Tenant. Landlord shall have the same right of access as is set forth above during the last twelve months of the Term hereof or of any extension of said Term for the purpose of showing the Premises to possible future tenants or to real estate brokers.

         13.22 SAFETY APPLIANCES. Tenant shall keep the Premises equipped with all safety appliances and permits which, as a result of Tenant's particular activities, are required by law or ordinance or by an order or regulation of any public authority or are reasonably require by Landlord, shall keep the Premises equipped at all times with adequate fire extinguishers, and, shall make all repairs, alterations, replacements, or additions so required as a result of Tenant's particular activities.

         13.23 NO AGREEMENT UNTIL SIGNED. The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease, and no legal obligations shall arise with respect to the Premises or other matters herein until this Lease is executed and delivered by Landlord and Tenant.

         13.24 SIGNAGE. Any signage which Tenant may be permitted to place on the interior and exterior of the Building or elsewhere on the Property shall be governed by the terms of Exhibit D hereto.

         13.25 AUTHORITY OF PARTIES. Landlord and Tenant each warrant to the other that the person or persons executing this Lease on behalf of the Landlord or Tenant, as the case may be, has authority to do so fully obligate Landlord or Tenant, as the case may be, to all terms and provisions of this Lease. If Landlord or Tenant is a corporation, each warrants that it has legal authority to operate and is authorized to do business in the Commonwealth of Massachusetts.

         13.26 CAFETERIA. Landlord hereby consents to Tenant's operating a cafeteria for the benefit of its employees, patrons and business visitors in the space in the Building currently laid out for such use, and Landlord further consents to Tenant's use of all equipment currently located in the cafeteria area. Landlord makes no representations hereunder as to the fitness of such cafeteria equipment for use nor as to the right to operate a cafeteria in the Building. Tenant will be solely responsible for the establishment, licensing, contracting and ongoing operations of said cafeteria and for all related costs and expenses. To the extent that the cafeteria's kitchen and counter areas (i.e., the area with stoves, sinks, and the like) are included within the rentable square footage of the Premises, and if despite its good faith efforts Tenant is unable to obtain all necessary permits for the operation of this area as a cafeteria within the current space limitations and the Tenant does not otherwise use said area, then such cafeteria kitchen and counter areas should be excluded from the Premises and the appropriate rent adjustment should be made. However, Landlord shall have the discretion, but not the obligation, to remove any or all of such counters, stoves, sinks and other equipment so that the space at issue can be readily adapted for office use, whereupon there will be no rental adjustment for the space so cleared.

         13.27 OLD LEASE. Tenant acknowledges that it is aware that the Premises are subject to a current lease with Healthplan Services, Inc. and that Healthplan Services, Inc. has agreed to yield up its lease, at or prior to the Tenant's entry permitted under Section 4.1 above, so that this Lease between Landlord and Tenant would govern the use of the Premises.


                              XIV. EXTENSION OPTION

         14.1 FIVE YEAR EXTENSION. The Tenant shall have the right to extend the term hereof by one additional five (5) year term ("the Renewal Term") by so notifying Landlord in writing by no later than twelve (12) months prior to the Term Expiration Date; however, Tenant's option to extend will be void at Landlord's option if Tenant is in default beyond any applicable notice, grace or cure period orif Tenant and/or Tenant's Affiliates are not in possession of at least eighty percent (80%) of the Total Rentable Floor Area of the Premises either at the time the Tenant elects to extend the Term or at the time the original Term would expire. Such Renewal Term shall apply to the entire Premises and shall be subject to all the terms and conditions of this Lease as in effect during the original seven year term hereof, except that during the Renewal Term (Lease Years 8 through 13), the Annual Fixed Rent shall be set at ninety-five percent (95%) of the prevailing fair market rents as of the date which is twelve months prior to the Term Expiration Date, which 95% shall in no event be less than the Annual Fixed Rent due in year 7 of the Lease. In determining fair market rent, the parties and their arbitrators shall take the then condition of the Building into account, but shall not consider any specialty laboratory or similar special non-office space built out by Tenant at its expense, but rather shall treat such areas as if Tenant restored them to open-floor office space.

Landlord shall notify Tenant of its estimate of the prevailing fair market rent within thirty (30) business days after the Tenant exercises the Renewal Term option. Tenant shall have the option, within twenty (20) business days of the Landlord's notice, to accept the Landlord's estimate, to reject Landlord's estimate and request arbitration or to withdraw its exercise of the extension option. Failure by the Tenant to respond to the Landlord's notice within the twenty (20) business day period shall be deemed an acceptance of the Landlord's estimate. In the event Tenant rejects Landlord's estimate, then the prevailing fair market rent shall be arbitrated in accordance with the following procedure. The parties within ten (10) days after Tenant's rejection of Landlord's estimate shall each identify an impartial third party to serve as an arbitrator and these two arbitrators shall seek to identify one mutually acceptable impartial third party to serve as the third arbitrator. If either party has not designated its arbitrator to the other in a timely fashion, then the determination of the other party's arbitrator shall be final. All such arbitrators shall be commercial real estate brokers, having current and at least fifteen (15) years' prior experience in appraising first class office space in the "Metro-West" area. If the two arbitrators are unable to agree upon a third arbitrator within ten (10) days, the third arbitrator shall be selected by J.A.M.S/ENDISPUTE, or any successor entity. If neither J.A.M.S/ENDISPUTE nor any successor entity exists at the time of the dispute, the third arbitrator shall be selected by the American Arbitration Association ("AAA") or any successor entity. If neither AAA nor any successor exists at the time of the dispute, the third arbitrator shall be selected by the largest private provider of dispute resolution services then doing business in the Greater Boston area. Within thirty (30) days after the parties are notified as to the identity of the third arbitrator, each of the three arbitrators shall submit its final determination of the prevailing market rate (the "Final Rent Determination") to the other arbitrators. The two Final Rent Determinations which are closest to each other shall be averaged and this average shall be designated as the prevailing market rate. If the highest and lowest Final Rent Determinations are equally close to the middle Final Rent Determination then the middle one shall be designated as the prevailing market rate. If one of the arbitrators has not submitted its Final Rent Determination to the other arbitrators within the time limits set forth herein, the other arbitrators will designate the average of their Final Rent Determinations as the prevailing market rent. The arbitrators shall notify the parties of their decision in writing within such thirty (30) day period. All costs incurred for the services of the arbitrator shall be borne equally by the parties. The prevailing market rate as designated by the arbitrator shall be final and binding and the parties shall have no further recourse to such determination.

Promptly after rent is determined for the Renewal Term, Landlord and Tenant shall enter into an amendment of this Lease confirming the extension of the Term and the new rate for rent.


                          XV. CONDITION OF PREMISES AND
                     CONSTRUCTION OF LEASEHOLD IMPROVEMENTS

         15.1 AS IS CONDITION. Tenant accepts the Premises and the Building in their present "as is" condition, without representation or warranty, express or implied, in fact or in law, by Landlord except as expressly provided herein and without recourse to Landlord as to the nature, condition or usability thereof, and Tenant agrees that Landlord has no work to perform in or on the Premises to prepare the Premises for Tenant's occupancy, and that any and all work, other than those capital improvements described in Exhibit F or required to be performed by Landlord as Capital Expenditures in the first twelve months as described in Section 9.1 hereof, to be done in or on the Premises will be performed by Tenant at Tenant's sole cost and expense in accordance with the terms of this Lease. Notwithstanding the foregoing, Landlord agrees to deliver the Premises to Tenant vacant and in broom clean condition with all building systems, roof, structure, exterior parking areas and walkways in good working order and all exterior windows and walls in waterproof weather-tight condition.

         15.2 TENANT IMPROVEMENTS. Tenant shall be responsible, at its sole cost and expense, for the performance of all work, if any, necessary to prepare the Premises for Tenant's occupancy, which work is currently anticipated to consist solely of ordinary office tenant fit-out work (the "Tenant Improvements"). If Tenant's preparation of the space for its usage necessitates a higher electrical capacity than is customary for office use, the provision of such additional capacity shall be undertaken by Tenant at Tenant's sole cost. Tenant agrees that the construction of Tenant Improvements and the Tenant's use of the Premises may not overburden the capacity of the Building's existing plumbing, mechanical, electrical, elevator or sewage systems unless Tenant agrees to be responsible for the cost of such expenditures. Tenant shall complete the Tenant Improvements substantially in accordance with plans and specifications prepared by it, submitted to Landlord and Landlord's current tenant, Health Plan Services, Inc., and is approved by Landlord and the aforesaid current tenant (such approval not to be unreasonably withheld or delayed). Tenant shall complete the Tenant Improvements in accordance with all applicable laws and with all applicable requirements of this Lease relating to alterations; and such work shall only be performed by contractors and subcontractors who have been approved in writing by Landlord, such approval not to be unreasonably withheld. It shall be solely the responsibility of Tenant to cause the Premises to comply with the Americans with Disabilities Act ("ADA") and any other state or local laws, ordinances or regulations relating thereto, except as otherwise expressly provided in Exhibit F or elsewhere in this Lease. Any such alterations or modifications to the Premises shall be performed by Tenant at its sole cost and expense, except as set forth in Section 15.4 hereof.

         15.3 DELIVERY DATE. During the period from and after the date on which Landlord delivers the Premises to Tenant ("Delivery Date"), until the Term Commencement Date, the Tenant shall have the right to enter and make use of the Premises solely for the purpose of constructing the Tenant Improvements and fitting out the Premises with its personal property and equipment, and not for the conduct of business or operations, provided that during the period after the Delivery Date, Tenant shall pay, perform and observe all its covenants and obligations under this Lease (including, in particular, having liability and other insurance policies in effect as herein required), except only that no rental payments shall be due the Landlord for such period prior to the Lease Commencement Date. Landlord shall notify Tenant when Premises are or expected to be available for the purposes of this paragraph and the Delivery Date shall be no less than five (5) days after Tenant's receipt of such notice.

         15.4 REIMBURSEMENT. Landlord will reimburse Tenant for the cost of Tenant Improvements in an amount up to, but not to exceed, the Expense Reimbursement Amount specified in Section 1.1 above within thirty (30) days after Landlord receives copies of invoices and receipts of payment from Tenant, but in no event before January 1, 1999, and the Tenant's execution and delivery to Landlord of the Commencement Letter attached hereto as Exhibit G. The Expense Reimbursement shall be applied towards the cost of the following matters related to the performance of the Tenant Improvements; material used and labor costs incurred in construction, architectural and engineering planning, space planning and construction services

         15.5 LANDLORD'S REPRESENTATIONS. To the best of Landlord's knowledge, the operating systems of the Building will not be subject to interruption nor will they fail to operate properly due to the inability of any computer guided system to recognize the year 2000 as a regular operating year of the Building. To the best of Landlord's knowledge there are no new material matters on record since March 28, 1996, which would adversely and substantially interfere with Tenant's anticipated use of the Premises under this Lease. Landlord represents that under applicable zoning laws, it is lawful to use the Building for general business office use.

         Landlord represents that, to the best of its knowledge, it has delivered to Tenant true, correct and complete copies of the following plans, reports, studies and records of the Building in Landlord's possession:

         1. Environmental Reports referred to in Section 13.19.3;

         2. Site Plan;

         3. Internal air quality reports;

         4. Lists of chemicals, fertilizers, pesticides, etc. used in lawn maintenance programs;

         5. Letter regarding floor load calculations; and

         6. Floor plans of the Building and certain other architectural and engineering documents.

To the best of Landlord's knowledge, except as disclosed in this Lease, the aforesaid reports, plans, studies and records and/or in the several due diligence inspection reports of the Building prepared for Tenant by Genzyme's Health, Safety and Environmental Group, by CID Associates, Inc. and BR&A, there exist no conditions that materially adversely affect the utility of this Building, Premises or the Land for occupancy by Tenant under this Lease. Landlord assumes no responsibility for the accuracy, completeness or reliability of any of the aforesaid plans, reports, studies and records, and Tenant assumes all risk in connection with the review and use thereof.

         15.6 COOPERATION. Landlord agrees that it shall, at Tenant's expense, cooperate with, support, consult with, and provide information in its possession to Tenant in seeking, applying for and obtaining any and all consents, permits, licenses, certificates, waivers, special permits, approvals and the like required, or deemed necessary or appropriate by Tenant, in connection with (a) Tenant's use and occupancy of the Premises for the Permitted Use and/or (b) Tenant's exercise of its rights and/or performance of its obligations under this Lease. Landlord agrees that such cooperation shall include, without limitation, the co-signing of applications; the providing of support and information that can reasonably be made available by the record owner of the Premises but not by other parties; providing letters of support or other supporting information or evidence for submission to hearings or proceedings before any zoning, planning, land use, or regulatory board or authority, or any license or permit-granting or permitting office board or authority

                                  XVI. PARKING

         16.1 PARKING. On and after Term Commencement Date Landlord agrees to provide (without additional rent or charge to Tenant) automobile parking in parking areas serving the Building for the benefit and use of customers and employees of Tenant. Whenever the words "automobile parking areas" are used in this Lease, it is intended that the same shall include, whether in a surface parking area or parking structure, the automobile stalls, driveways, entrances, exits, sidewalks, landscaped areas, pedestrian passageways in conjunction therewith and other areas designated for parking as approximately shown on the Site Plan and subsequently restriped and expanded as described in the definition of Building set forth in Section 1.1.. Landlord shall keep the automobile parking area neat, clean and in good repair, properly lighted and landscaped, ordinary wear and tear excepted. Nothing contained herein shall be deemed to create liability upon Landlord for any damage to motor vehicles of customers and employees or from loss of property from within such motor vehicles, unless caused by the gross negligence or reckless or willful misconduct of Landlord, its agents, servants, and employees. Landlord shall have the right to establish and enforce against all users of the automobile parking area, such reasonable rules and regulations as may be deemed necessary and advisable for the proper and efficient operation and maintenance of the automobile parking area; however, to the extent that particular rules and regulations are not for the purpose of protecting Landlord's interest in the Premises or of addressing the reasonable concerns of abutters or of responding to any instructions from public authorities, the Tenant shall have a right of approval of the parking area rules and regulations, which approval may not unreasonably be withheld, delayed or conditioned.

         Landlord shall at all times during the term hereof have the sole and exclusive control of the automobile parking areas, and may at any time during the term hereof exclude and restrain any person from use thereof, excepting, however, Tenant and its employees, bonafide customers, patrons and service suppliers of Tenant.

         IN WITNESS THEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each of which is to be considered as an original, as of the Execution Date stated herein.

         Dated this 12th day of November, 1998. ("Execution Date").


LANDLORD                                    TENANT
Consolidated Group Service                  Genzyme Corporation
Company Limited Partnership


By: /s/ Woolsey Conover                     By: /s/ Evan M. Lebson
    ------------------------------              --------------------------------
    Woolsey Conover                             Evan M. Lebson
    President                                   Vice President and Treasurer
    Hereunto Duly Authorized                    Hereunto Duly Authorized


November 13, 1998                           November 12, 1998
----------------------------------          ------------------------------------
Date Signed                                 Date Signed

                                    EXHIBIT A
                                    ---------


                           FLOOR PLAN OF THE PREMISES

                                    ATTACHED

                                    EXHIBIT B
                                    ---------


                              RULES AND REGULATIONS

  The following Rules and Regulations constitute a part of the Lease and of Tenant's obligations thereunder in respect of Tenant's use and occupancy of the Premises in the Building.

I.       BUILDING HOURS

         1.1      Tenant's access to the Building shall be as provided in
Section 7.3 of the Lease.

         1.2 Building security shall be installed and administered by Tenant; however, Tenant's proposed security system shall be subject to Landlord approval prior to installation, and said approval shall not be unreasonably withheld by Landlord. Pass cards and other devices necessary for access to all parts of the Premises shall be made available to Landlord by Tenant.


         1.3 You are advised, for the protection and safety of your personnel, to lock front doors at the end of each working day. Front doors should also be locked whenever your receptionist leaves the area.

II.      ELEVATORS, DELIVERIES AND PARKING

         2.1 If you expect delivery of any bulky material, notify the Building Management Office reasonably in advance so that elevators may be scheduled and elevator pads may be installed. This protects both your shipment and the elevators.

         2.2 All larger deliveries must be made from the designated Building loading dock area. The receiving area can accommodate only certain types and sizes of vehicles. All hand trucks used for interior deliveries must be equipped with rubber bumpers and tires.

         2.3 The loading dock may be used only for deliveries. No vehicles are allowed to stand or park in this area after unloading nor are vehicles allowed to park at the loading dock for service calls. You should advise your vendors and suppliers of this rule. Any vehicle abusing the truck dock privileges are subject to being towed at the vehicle owner's expense.


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

III.     GENERAL USE OF BUILDING AND PREMISES

         3.1 Property may not be placed or stored on the sidewalks, passageway, parking areas or courtyards adjacent to the Building or in the elevators, vestibules, stairways, or corridors (except as may be necessary for brief periods during deliveries).

         3.2 No animals may be brought into or kept in or about the Building premises except if kept in cages.

         3.3 Rubbish, rags, sweepings, acid and any and all harmful or damaging substances may not be deposited in the lavatories or in the janitor closets.

IV.      FLOOR LOAD - HEAVY MACHINERY

         4.1 You may not place a load upon any floor in the Premises or Building exceeding the floor load which that section of floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, all of which shall be so placed as to distribute the weight. You shall place and maintain your business machines and mechanical equipment in setting sufficient to absorb and prevent vibration, noise and annoyance. You may not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without notice to Landlord. Notwithstanding the foregoing, proper placement of all such business machines, etc., in the Premises shall be your responsibility as Tenant.

         4.2 If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, you must employ only persons holding a Master Rigger's license to do such work; and all work in connection therewith must comply with applicable laws and regulations. Any such moving shall be at your sole risk and hazard and you, as Tenant, will defend, exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury claim or suit resulting directly or indirectly from such moving.

V.       ELECTRICAL SYSTEM:  ENERGY CONSERVATION: WATER

         5.1 Notwithstanding anything to the contrary contained in the Lease, Landlord reserves the right to implement policies and procedures it deems, in its reasonable judgment, to be necessary or required in order to comply with applicable government laws, rules, regulations, codes, orders and standards.

VI.      SIGNS AND ADVERTISING

         6.1 Except as provided in Section 13.24 of the Lease, you may not place on the exterior surfaces of the Premises without Landlord's express consent, not to be unreasonably withheld, including both interior and exterior surfaces or doors and interior surfaces of windows, or on any part of the Building outside the Premises, any signs, symbol, advertisement or the like visible to public view outside of the Premises.

VII.     EXTRA HAZARDOUS AND PROHIBITED USES

         7.1 PROHIBITED USES. Notwithstanding any other provision of the Lease, you may not use, or permit the use or occupancy of, the Premises or the Building, or permit any act or practice to be done or anything to be brought into or kept in or about the Premises or the Building or any part thereof: (i) which would violate any of the covenants, agreements, terms, provisions and conditions or the Lease or such other covenants, agreements, terms, provisions and conditions otherwise applicable to or binding upon the Premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way (a) adversely affect the appearance of the Building as a first-class office building, (b) adversely affect, directly or indirectly any building services, or (c) cause any offensive odors or loud noises or constitute a nuisance or a menace to any others outside the Building. Without intending to limit the general applicability of the foregoing and other than as permitted under Section 13.26 hereof, you may not use or permit the use of any part of the Premises for the preparation or dispensing of food. You may, nevertheless, install hot-cold water fountains, coffee makers and refrigerator-sink-stove combinations for the preparation of beverages and foods, provided that no cooking, frying, etc., are carried on that require special exhaust venting. The Building contains no facilities to provide special venting.


VIII.    LIFE SAFETY AND EMERGENCY PROCEDURES

         8.1 In case of emergency situations such as power failure, water leaks or serious injury, call the Building Management Office immediately. In case of fire or smoke, pull the nearest alarm (located on your floor) and then call the Building Management Office.

                                    EXHIBIT C
                                    ---------


                          SCHEDULE OF CLEANING SERVICE

Lessor shall provide at the Lessor's expense all labor, supervision, materials and equipment for the satisfactory performance of the following services:

I.       Daily Services
         1.       Empty waste receptacles.
         2. Damp mop, or sweep with a chemically treated dust mop, all uncarpeted areas. Vacuum all carpeted areas.
         3. Spot clean carpets, wall surfaces, and other partition glass as necessary.
         4.       Wash and polish all entrance glass doors.
         5. Spray buff (buffing over a light spray of a mixture of detergent and floor finish) uncarpeted floors in reception area, lunchroom and corridors.
         6.       Damp clean all bright work.
         7.       Remove and dispose of all trash (wet and dry).

II.      Weekly Services
         1.       Dust window ledges.
         2. Dust tops of office furniture, furnishings, files, cabinets, radiators, convectors, and baseboards.

III.     Monthly Services
         1.       Machine buff all uncarpeted floors.
         2.       Deep vacuum (pile lifting) all carpeted areas.

IV.      Every Three-Month Services
         1.       Wash baseboards, window sills and remove smudges and marks from radiators and convectors whenever possible.
         2.       Wash all interior windows and glass in private offices and enclosures inside and out.
         3.       Vacuum drapes.
         4.       Vacuum ceiling diffusers.
         5.       Strip and refinish all uncarpeted (resilient tile) floors.

V.       Toilet Rooms
         1.       Daily Services:
                  a.       Empty all waste receptacles.
                  b.       Sweep and wet mop floors.
                  c.       Clean and disinfect all fixtures.
                  d.       Polish mirrors.
                  e.       Clean shelves, tops of tile edges and dispensers.
                  f.       Refill paper towel, toilet paper and soap dispensers.

         2.       Weekly Services:
                  a.       Wash toilet partitions
                  b. Wash and disinfect all ceramic tile, fixtures and waste receptacles.

VI.      Shampooing of Carpets
                  1. Twice a year shampoo all high traffic areas such as hallways.
                  2.       All other carpets are to be shampooed once a year.

VII Cleaning of perimeter induction unit drain pans throughout the Building and the exterior air intake areaways shall be performed in accordance with a periodic schedule reasonably acceptable to Landlord and Tenant.


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

                                    EXHIBIT D


                        SIGNAGE CRITERIA AND RESTRICTIONS

Tenant will not erect any signs except in conformity with both (i) applicable sign by-laws and codes and (ii) sign plans specifically approved in writing by Landlord, such approval not to be unreasonably withheld. In event of a conflict between the requirements of the by-laws or codes and the approved signage, the more restrictive requirements shall control.

         (a) Wording on large-scale signs shall be limited to business name only. All signs shall be drawn up by Tenant and submitted to Landlord for approval prior to fabrication.

         (b) Signs with exposed neon tubing or exposed lamps and signs of the flashing, blinking, rotating, moving or animated types are not permitted.

         (c) Public safety decals or artwork on glass in minimum sizes to comply with applicable Code, subject to the approval of Landlord, may be used, as required by building codes or other governmental regulations.

Tenant will be permitted, subject to Landlord's approval which is not to be unreasonably withheld, to install exterior signage on the Building in accordance with applicable sign by-laws, and Landlord agrees to cooperate with Tenant, if so requested, to apply for such signage. Such agreement to cooperate shall in no event require the expenditure of money by Landlord.


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


                                    EXHIBIT E
                                    ---------


                       BASE YEAR OPERATING EXPENSES BUDGET

                                    ATTACHED


                                      E-1
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                                    EXHIBIT F
                                    ---------


                          REQUIRED CAPITAL IMPROVEMENTS

                                    ATTACHED

Management Services shall include the following:

         Management Fee

         Salary, benefits and other direct and indirect costs of on-site building management.

         Direct and indirect costs of all labor providing services for the operation, maintenance and management of the Premises.

         All direct and indirect administrative costs of Landlord in operating, maintaining and managing the Premises.


                                      F-2